Exhibit 21.1

Exterran Partners, L.P. and Subsidiaries

Company Listing as of December 31, 2011

Company	Ownership	Incorporation
EXLP Leasing LLC	Wholly owned	Delaware
EXLP Operating LLC	Wholly owned	Delaware